Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

Winn Dixie Stores, Inc., et al.	Case No. 05-11063 (RDD)

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE
PERIOD FROM FEBRUARY 22, 2005 TO MARCH 9, 2005

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32203

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTITIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: April 12, 2005	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

CONSOLIDATED BALANCE SHEET (UNAUDITED)

Dollar amounts in thousands	March 9, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$82,483
Marketable securities	19,477
Trade and other receivables	136,304
Insurance claims receivable	18,856
Income tax receivable	34,005
Merchandise inventories less LIFO reserve of $214,070	745,171
Prepaid expenses and other current assets	99,037
Assets held for sale	13,796

Total current assets	1,149,129

Property, plant and equipment, net	877,693
Other assets, net	125,763

Total assets	$2,152,585

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$262
Current obligations under capital leases	2,792
Accounts payable	68,596
Reserve for workers’ compensation insurance claims and self-insurance	76,194
Accrued wages and salaries	93,096
Accrued expenses	92,146

Total current liabilities	333,086

Reserve for workers’ compensation insurance claims and self-insurance	132,912
Long-term debt	395
Long-term borrowings under revolving credit line	109,947
Obligations under capital leases	8,082
Other liabilities	18,926

Total liabilities not subject to compromise	603,348

Liabilities subject to compromise	1,121,389

Total liabilities	1,724,737

Shareholders’ equity:
Common stock	141,952
Additional paid-in-capital	32,070
Retained earnings	273,880
Accumulated other comprehensive loss	(20,054)

Total shareholders’ equity	427,848

Total liabilities and shareholders’ equity	$2,152,585

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Dollar amounts in thousands	16 days ended March 9, 2005
Net sales	$426,533
Cost of sales, including warehouse and delivery expenses	309,749

Gross profit on sales	116,784
Other operating and administrative expenses	123,647
Restructuring and other non-recurring charges	331

Operating loss	(7,194)
Interest expense	416

Loss from continuing operations before income tax and reorganization items, net	(7,610)
Reorganization items, net	(83,219)

Earnings from continuing operations before income tax	75,609
Income tax expense	—

Net earnings from continuing operations	75,609
Discontinued operations:
Loss from discontinued operations	(2,464)
Gain on disposal of discontinued operations	52,702
Income tax expense	—

Net earnings from discontinued operations	50,238

Net earnings	$125,847

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Dollar amounts in thousands	16 days ended March 9, 2005
Cash flows from operating activities:
Net earnings	$125,847
Adjustments to reconcile net earnings to net cash provided by operating activities:
Gain on sale of assets	(700)
Reorganization items, net	(83,219)
Depreciation and amortization	6,810
Stock compensation plan	316
Change in operating assets and liabilities:
Trade and other receivables	(6,563)
Merchandise inventories	57,475
Prepaid expenses and other current assets	(53,232)
Accounts payable	18,118
Reserve for insurance claims and self-insurance	3,239
Lease liability on closed facilities	(55,983)
Other accrued expenses	(6,103)

Net cash provided by operating activities before reorganzation items	6,005
Cash effect of reorganization items	(3,772)

Net cash provided by operating activities	2,233

Cash flows from investing activities:
Proceeds from sale of assets	1,335
Marketable securities, net	(66)

Net cash provided by investing activities	1,269

Cash flows from financing activities:
Gross repayments on revolving credit facility	(265,000)
Gross borrowings on DIP credit facility	317,947
Gross repayments on DIP credit facility	(208,000)
Principal payments on long-term debt	(16)
Debt issuance costs	(11,035)
Principal payments on capital lease obligations	(157)
Other	(90)

Net cash used in financing activities	(166,351)

Decrease in cash and cash equivalents	(162,849)
Cash and cash equivalents at beginning of period	245,332

Cash and cash equivalents and end of period	$82,483

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in eight states in the Southeastern U.S. and Bahamas. On February 21, 2005 (“Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Bankruptcy Code” or “Chapter 11”) in the United States Bankruptcy Court for the Southern District of New York (“Court”). The filing did not include the Company’s operations in the Bahamas. See Note 2 for additional information.

Because the Court has ordered the joint administration of the various Chapter 11 cases for procedural purposes, by agreement with the U.S. Trustee, the financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited consolidated financial statement, including W-D Bahamas Ltd. (with its direct and indirect subsidiaries) and WIN General, Insurance, Inc. (the “Non-Filing Entities”) that did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. As of and for the sixteen day period ended March 9, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the filing entities. All significant intercompany transactions and accounts were eliminated in consolidation. The Company reporting cycle is on a fiscal period basis, each comprised of four weeks. For this initial MOR, however, the results of operations and cash flows present the sixteen-day period from the Petition Date to the normal fiscal period-end, March 9, 2005.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the normal course of business. The ability of Winn-Dixie to continue as a going concern is predicated upon, among other things, the confirmation of a reorganization plan, compliance with the provisions of the DIP Credit Facility (defined below) and the ability to generate cash flows from operations and obtain financing sources sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company faces in its normal course of business, as discussed in previous filings with the SEC.

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” all pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as Liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization are reported separately as Reorganization items, net in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows. A plan of reorganization could materially change the amounts reported in the financial statements, which do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization, or the effect of any operational changes that may be made in the business.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of March 9, 2005, or the results of its operations or its cash flows for the sixteen day period then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated, (3) is presented in a format prescribed by the U.S. Trustee and (4) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the Securities and Exchange Commission (“the SEC”) on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from those estimates, and such differences could be material. The consolidated statement of operations or cash flows for any interim period is not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre- and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the annual report on Form 10-K for the fiscal year ended June 30, 2004 and other filings with the SEC.

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: On the Petition Date, the Debtors filed voluntary petitions for reorganization under the Bankruptcy Code under case numbers 05-11061 through 05-11084. The reorganization is jointly administered under the caption “In re Winn-Dixie Stores, Inc., et al. Case No. 05-11063 (RDD).”

The Debtors currently operate the business as debtors-in-possession pursuant to the Bankruptcy Code. As a debtor-in-possession, Winn-Dixie is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Debtors under pre-petition obligations may be substantially altered. This could result in claims being liquidated at less (and possibly substantially less) than 100% of their face value.

3.	DIP Credit Facility: On February 23, 2005, the Court authorized Winn Dixie Stores, Inc. and five specified debtor subsidiaries, on an interim basis, to enter into the “DIP Credit Facility”, a

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

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revolving credit agreement with Wachovia Bank, N.A. On February 23, 2005, the previous revolving credit agreement was replaced by the DIP Credit Facility. The obligation is secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all of the Debtors’ assets and by a super priority administrative expense claim in each of the Chapter 11 cases. The DIP Credit Facility is an $800 million revolving credit facility, including a maximum of $300 million of letters of credit. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility agreement filed as Exhibit 10.2 to a Current Report on Form 8-K dated February 24, 2005. The following capitalized terms have specific meanings as defined in the DIP Credit Facility agreement: Borrowing Base, Reserves and Excess Availability.

On February 23, 2005, the Court also authorized on an interim basis borrowings of up to $600 million on the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. On March 18, 2005, the Court gave final approval to the entire $800 million DIP Credit Facility and borrowings thereunder. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such transactions, including among others, reporting requirements and financial covenants. As of March 9, 2005, the Company is in compliance with all covenants and requirements.

Below is a summary of Excess Availability under the DIP Credit Facility as of March 9, 2005:

Lesser of Borrowing Base Assets or DIP Credit Facility capacity	$741,129
DIP loans outstanding	(109,947)
Letters of credit outstanding	(161,119)
Reserves	(55,708)

Excess Availability as of March 9, 2005	414,355

4.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report of Form 10-K filed with the Securities and Exchange Commission on August 26, 2004 for the fiscal year ended June 30, 2004.

5.	Financial statements for the interim period: The Debtors’ consolidated financial statements for the sixteen-day period ended March 9, 2005 were prepared as follows:

(a)	Sales represent actual sales as reported in daily sales records. Cost of sales, buying and occupancy and selling, general and administrative expenses were estimated based on a pro rata portion of actual expenses incurred during the four-week period.

(b)	Interest expense was calculated based on the actual expense related to post-petition debt and secured pre-petition debt. In accordance with SOP 90-7, the Company discontinued accrual of interest on all non-secured pre-petition debt as of the petition date.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

(c)	Assets and liabilities in the consolidated balance sheet as of February 21, 2005 were estimated based on balances as of March 9, 2005 and activity during the sixteen-day period ended March 9, 2005.

(d)	Cash flows for the sixteen-day period ended March 9, 2005 are summarized as actual receipts and disbursements during the period, as compiled from the Company’s daily cash records.

6.	Cash: Cash consists of cash in stores and ATMs of $11.3 million, cash held to pay taxes of $28.6 million, cash held in accounts of Non-Filing Entities of $10.1 million and deposits in transit and operating cash of $32.5 million.

7.	Liabilities Subject to Compromise: Under bankruptcy law, actions by creditors to collect indebtedness the Debtors owe prior to the Petition Date are stayed and certain other pre-petition contractual obligations may not be enforced against them. Except for secured debt, employee payroll and benefits including payroll related taxes, sales and use taxes, reserve for workers’ compensation insurance claims and self-insurance, and other accrued items considered to be authorized for payment by the Court, all pre-petition liabilities have been classified as Liabilities subject to compromise in the consolidated balance sheets. These amounts reflect management’s current estimate of the amount of pre-petition claims that are subject to restructuring in the Chapter 11 cases. Adjustments to the claims may result from negotiations, payments authorized by Court order, additional rejection of executory contracts including leases (see below), future motions by the Court no longer authorizing payment or other events. It is anticipated that such adjustments, if any, could be material. Payment terms for these amounts will be established in connection with a plan of reorganization.

The following table summarizes the components of the liabilities included in the line Liabilities subject to compromise in the consolidated balance sheets:

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

March 9, 2005
Senior notes, including accrued interest	$310,540
Accounts payable	369,981
Closed store reserves and accrued rent	216,344
General liability and auto claims	75,764
Non-qualified retirement plans	94,486
Other liabilities	54,274

Liabilities subject to compromise	$1,121,389

Non-qualified retirement plans consist of the liability related to the Company’s Management Security Plan (“MSP”) in the amount of $78,495 computed based upon actuarial methods consistent with Statement of Financial Accounting Standards No. 87, “Employer’s Accounting for Pensions” and the liability related to the Company’s Supplemental Retirement Plan in the amount of $15,992.

Under the Bankruptcy Code, the Debtors may assume or reject executory contracts, including but not limited to leases, subject to the approval of the Court and certain other conditions. In this context, “assumption” means that the Debtors agree to perform their obligations and cure all existing defaults under the contract or lease, and “rejection” means that the Debtors are relieved from their obligations to perform further under the contract or lease, but are subject to a claim for damages for the breach thereof. Any damages resulting from rejection of executory contracts will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date. Management expects that additional liabilities subject to compromise will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. Conversely, management expects that the assumption of additional executory contracts and unexpired leases will convert liabilities shown on the accompanying financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of many of the potential claims, the Company cannot project the magnitude of such claims with any degree of certainty. Winn-Dixie has incurred, and will continue to incur, significant costs associated with the reorganization.

8.	Reorganization items, net: Reorganization items, net represents amounts incurred as a direct result of the Chapter 11 filings and are presented separately in the consolidated statement of operations. The following describes the components of reorganization items, net.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

16 days ended March 9, 2005
Professional fees	$2,964
Lease rejections	(100,885)
Write-off of debt issue costs	9,469
Other	5,233

Reorganization items, net	$(83,219)

As of March 9, 2005, the Company has rejected approximately 150 leases of previously closed facilities. The liability previously recorded for these facilities was reversed, and an estimate of claims to be filed due to the rejections was recorded, based upon the limits in §502(b)(6) of the Bankruptcy Code. The Debtors recognized approximately $167.1 million of non-cash income due to the rejections of these leases, which is reported as reorganization items, net of $100.9 million and gain on disposal of discontinued operations of $66.2 million in the statement of operations. The Debtors may reject additional leases in the future, which may result in recognition of gains or losses.

In accordance with SOP 90-7, the Company ceased amortization of debt issue costs related to pre-petition debt obligations on the Petition Date. The $4.3 million unamortized balance related to unsecured debt has been expensed as an adjustment to the net carrying value of the pre-petition debt, and is reported in reorganization items, net in the statement of operations. The $5.2 million unamortized balance related to the Company’s pre-petition revolving credit facility has been expensed, as that facility has been paid in full and the facility cancelled upon approval of the DIP Credit Facility. The expense is reported in reorganization items, net in the statement of operations.

9.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since after considering the information available, it was determined that it is more likely than not that the deferred tax assets would not be realized.

10.	Gain on disposal of discontinued operations: Gain on disposal of discontinued operations represents amounts incurred as a direct result of the asset rationalization plan announced in fiscal 2004. The following describes the components of gain on disposal of discontinued operations. See note 8 regarding lease rejections.

16 days ended March 9, 2005
Lease termination costs	$12,938
Lease rejections	(66,168)
Other	528

Gain on disposal	$(52,702)

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the 16 Days Ended March 9, 2005

Dollar amounts in thousands

Legal Entity	Case No.	Disbursements
Dixie Stores, Inc.	05-11061	$—
Table Supply Food Stores Co., Inc.	05-11062	—
Winn-Dixie Stores, Inc.	05-11063	550,265
Astor Products, Inc.	05-11064	75
Crackin’ Good, Inc.	05-11065	5
Deep South Distributors, Inc.	05-11066	—
Deep South Products, Inc.	05-11067	442
Dixie Darling Bakers, Inc.	05-11068	—
Dixie-Home Stores, Inc.	05-11069	—
Dixie Packers, Inc.	05-11070	—
Dixie Spirits, Inc.	05-11071	34
Economy Wholesale Distributors, Inc.	05-11072	—
Foodway Stores, Inc.	05-11073	—
Kwik Chek Supermarkets, Inc.	05-11074	—
Sunbelt Products, Inc.	05-11075	—
Sundown Sales, Inc.	05-11076	—
Superior Food Company	05-11077	—
WD Brand Prestige Steaks, Inc.	05-11078	—
Winn-Dixie Handyman, Inc.	05-11079	—
Winn-Dixie Logistics, Inc.	05-11080	5,701
Winn-Dixie Montgomery, Inc.	05-11081	26,895
Winn-Dixie Procurement, Inc.	05-11082	183,606
Winn-Dixie Raleigh, Inc.	05-11083	17,304
Winn-Dixie Supermarkets, Inc.	05-11084	173

Total Disbursements		$784,500

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

Schedule 2: Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld

Dollar amounts in thousands

Total Gross Wages and Salaries Paid or Incurred						$119,161

Total Gross Taxable Sales						$390,406

Tax Category	Government	Tax Balance at 02/09/2005	Amounts Collected or Withheld	Additions/ Adjustments	Amount Paid	Tax Balance at 03/09/2005
Employee Income Tax Withholding	Federal	$2,436	14,514	—	(14,570)	2,380
Employee Income Tax Withholding	State and Local	1,743	1,662	—	(1,631)	1,774
FICA - Employee and Employer	Federal	3,840	18,070	—	(18,092)	3,818
Unemployment Taxes	Federal and State	3,464	1,600	—	4	5,068

Total Payroll/Benefit Taxes		11,483	35,846	—	(34,289)	13,040
Corporate Income Taxes	Federal and State	(34,103)	—	(269)	(157)	(34,529)
Sales and Use Taxes	State and Local	22,964	23,434	177	(24,478)	22,097
Other Taxes	State and Local	1,471	—	1,585	(1,755)	1,301
Personal Property Taxes	State and Local	6,859	—	(4,284)	(111)	2,464
Real Estate Taxes	State and Local	437	—	186	—	623

Total Taxes		$9,111	59,280	(2,605)	(60,790)	4,996

By order of the Court, the Debtors were authorized, but were not directed, to pay any undisputed pre-petition tax, fee and fine obligations owing to governmental entities in the ordinary course of business.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-11063 (RDD)

JOINTLY ADMINISTERED

Schedule 3: Certification

The undersigned verifies that, to the best of my knowledge, all insurance premiums for the various policies have been paid to the proper insurance company or broker when due, and that all insurance policies are in force as of the date of this report.

Date: April 12, 2005	By:	/s/ Bennett L. Nussbaum
	Name:	Bennett L. Nussbaum
	Title:	Senior Vice President and Chief Financial Officer